Exhibit 11
              Statement Regarding Computation of Earnings per Share

                                                                              Three Months                      Six Months
                                                                              September 30,                    September 30,
                                                                          1998            1997             1998            1997 (1)
                                                                       ---------        ---------        ---------        ---------
Net Earnings (in thousands)                                            $     (10)       $     153        $     139        $     373

  Basic earnings per share:
    Weighted average shares outstanding                                  859,625          859,625          859,625          859,625

    Less unearned employee stock ownership plan shares                   (57,308)         (68,388)         (58,311)         (68,388)

    Less shares repurchased                                              (23,807)               0          (11,904)               0

    Average option shares granted                                              0                0                0                0

    Less assumed purchase of shares using treasury method                      0                0                0                0
                                                                       ---------        ---------        ---------        ---------

  Common and common equivalent shares outstanding                        778,510          791,237          789,410          791,237
                                                                       ---------        ---------        ---------        ---------

  Earnings per common share - basic                                    $   (0.01)       $    0.19        $    0.17        $    0.47
                                                                       ---------        ---------        ---------        ---------

  Diluted earnings per share:
    Weighted average shares outstanding                                  859,625          859,625          859,625          859,625

    Less unearned employee stock ownership plan shares                   (57,308)         (68,388)         (58,311)         (68,388)

    Less shares repurchased                                              (23,807)               0          (11,904)               0

    Average option shares granted(2)                                      17,538                0           17,538                0

    Less assumed purchase of shares using treasury method                (17,538)               0          (17,538)               0
                                                                       ---------        ---------        ---------        ---------

  Common and common equivalent shares outstanding                        778,510          791,237          789,410          791,237
                                                                       ---------        ---------        ---------        ---------

  Earnings per common share - diluted                                  $   (0.01)       $    0.19        $    0.17        $    0.47
                                                                       ---------        ---------        ---------        ---------

(1)  See page 8 for Earnings per Share

(2)  Option price exceeds market price